Tego Cyber Inc. Announces Participation in the Q4 Virtual Investor Summit

TEGO CYBER INC	
Symbol	TGCB
Recent Sedar Documents	

2021-11-08 07:32 ET - News Release

Phoenix, Arizona--(Newsfile Corp. - November 8, 2021) - ***Tego Cyber Inc.*** (OTCQB: TGCB) today announced that Tego Cyber Inc. will be attending the Q4 Virtual Investor Summit. During the presentation, Tego Cyber CEO, Shannon Wilkinson, will discuss the opportunities within the cybersecurity market segment. She will explain how the Tego Threat Intelligence Platform meets unfulfilled needs within the threat intelligence market.

Event:	**Q4 Investor Summit**
Date:	**November 16-17th, 2021**
Presentation:	**November 16th at 1:15PM ET**
Location:	https://us06web.zoom.us/webinar/register/WN_2wIHpba8RlOEbyI6BzVvQA

- 1x1s will be available for qualified investors
- The conference is completely complimentary to qualified investors. Please register at Complimentary Investor Registration

About Tego Cyber Inc.

Tego Cyber Inc. (OTCQB: TGCB) was created to capitalize on the emerging cyber threat intelligence market. Tego Cyber Inc. has developed a cyber threat intelligence application that integrates with top end security platforms. The Tego Threat Intelligence Platform (TTIP) takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. For more information, please visit www.tegocyber.com.

For further information:

Tego Cyber Inc.
8565 S Eastern Avenue, Suite 150
Las Vegas, Nevada 89123 USA
Tel: 855-939-0100 (North America)
Tel: 725-726-7840 (International)
Email: info@tegocyber.com
Web: tegocyber.com

Facebook: facebook.com/tegocyber
LinkedIn: linkedin.com/company/tegocyber
Twitter: twitter.com/tegocyber

Investor Relations:
Crescendo Communications, LLC
Tel: 212-671-1020
Email: TGCB@crescendo-ir.com

About the Investor Summit

The Investor Summit (formerly MicroCap Conference) is an exclusive, independent conference dedicated to connecting smallcap and microcap companies with qualified investors. The Q4 Investor Summit will take place virtually, featuring 90+ companies and over 500 investors comprising of institutional investors, family offices, and high net worth investors. Sectors Participating: Biotech, Communication Services, Consumer, Energy, Energy/Tech, Financial, Healthcare, Industrials, Materials, Real Estate, Technology, and Tech/Crypt. Contact: info@investorsummitgroup.com

To view the source version of this press release, please visit https://www.newsfilecorp.com/release/102336